                                                                 Exhibit (e)(3)

AMERICAN GENERAL
Life Companies

                            EXECUTIVE ADVANTAGE/SM/
                          SUBACCOUNT TRANSFER REQUEST

Policy Number:  ____________________    Policyholder:   ____________________________________________
                                                        (Last Name, First Name, Middle Name)

Insured:        ______________________________________  Social Security No.: _______-_______-________
                (Last Name, First Name, Middle Name)

    . Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.

    . The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.

    . Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.

    .  Transfers must be in whole dollars or whole percentages.

Circle + for transfer into fund. Circle (-) for transfer out of fund.

                                               Amount   Percent                                          Amount   Percent
                                               ------  -----------                                       ------  -----------
GUARANTEED ACCOUNT                             + (-)   $_____ __%

  AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE
     INSURANCE FUNDS)                                              GOLDMAN SACHS VARIABLE INSURANCE TRUST
  Invesco Van Kampen V.I. High Yield Fund      + (-)   $_____ __%    Strategic International Equity
                                                                     Fund                                + (-)   $_____ __%
  Invesco Van Kampen V.I. American Value Fund  + (-)   $_____ __%    Structured U.S. Equity Fund         + (-)   $_____ __%
  ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.              JPMORGAN INSURANCE TRUST
  Growth Portfolio                             + (-)   $_____ __%    Small Cap Core Portfolio            + (-)   $_____ __%
  Growth and Income Portfolio                  + (-)   $_____ __%  THE UNIVERSAL INSTITUTIONAL FUNDS,
                                                                   INC.
  Large Cap Growth Portfolio                   + (-)   $_____ __%    Core Plus Fixed Income Portfolio    + (-)   $_____ __%
  Small Cap Growth Portfolio                   + (-)   $_____ __%    Emerging Markets Equity Portfolio   + (-)   $_____ __%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                           Mid Cap Growth Portfolio            + (-)   $_____ __%
  VP Income & Growth Fund                      + (-)   $_____ __%  NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
  VP International Fund                        + (-)   $_____ __%    AMT Large Cap Value Portfolio       + (-)   $_____ __%
BLACKROCK VARIABLE SERIES FUNDS, INC.                              PIMCO VARIABLE INSURANCE TRUST
  BlackRock Basic Value V.I. Fund              + (-)   $_____ __%    High Yield Portfolio                + (-)   $_____ __%
  BlackRock Capital Appreciation V.I. Fund     + (-)   $_____ __%    Long Term U.S. Government
                                                                     Portfolio                           + (-)   $_____ __%
  BlackRock U.S. Government Bond V.I. Fund     + (-)   $_____ __%    Real Return Portfolio               + (-)   $_____ __%
  BlackRock Value Opportunities V.I. Fund      + (-)   $_____ __%    Short-Term Portfolio                + (-)   $_____ __%
FIDELITY VARIABLE INSURANCE PRODUCTS                                 Total Return Portfolio              + (-)   $_____ __%
  VIP Balanced Portfolio                       + (-)   $_____ __%  VANGUARD VARIABLE INSURANCE FUND
  VIP Contrafund Portfolio                     + (-)   $_____ __%    Total Bond Market Index Portfolio   + (-)   $_____ __%
  VIP Index 500 Portfolio                      + (-)   $_____ __%    Total Stock Market Index
                                                                     Portfolio                           + (-)   $_____ __%
  VIP Money Market Portfolio                   + (-)   $_____ __%  VALIC COMPANY I
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST                 International Equities Fund         + (-)   $_____ __%
  Developing Markets Securities Fund - Class 2 + (-)   $_____ __%    Mid Cap Index Fund                  + (-)   $_____ __%
  Growth Securities Fund - Class 2             + (-)   $_____ __%    Small Cap Index Fund                + (-)   $_____ __%
  Foreign Securities Fund - Class 2            + (-)   $_____ __%

As Policyholder, I represent that the statements and answers in this Subaccount Transfer request are written as made by me and are complete and true to the best of my knowledge and belief.

----------------------------------------------           --------------------------------------------------------
Signature of Insured                                     Signature of Policyholder (if other than Insured)

____________________________ __, 20_____
Date Signed

Transfer, Executive Advantage/SM/, 09/12